EXHIBIT 23.1

Crowe MacKay LLP Member Crowe Horwath International
1100, 1177 West Hastings Street Vancouver, BC V6E 4T5 +1.604.687.4511 Tel +1.604.687.5805 Fax +1.800.351.0426 Toll Free www.crowemackay.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the filing of our report dated June 16, 2014, regarding the consolidated balance sheets of Corvus Gold Inc. (the “Company”) as of May 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the years then ended in the Company’s Registration Statement on Form S-1 dated the date hereof.

/s/ Crowe MacKay LLP
Crowe MacKay LLP
Chartered Accountants
Vancouver, Canada
July 7, 2014